UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2009

     The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

102 South Main Street, Greenville, South Carolina                  29601

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On September 21, 2009, the Company announced the final results of the Company's previously announced offer to exchange (the “Exchange Offer”) shares of 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-V, 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-NV, 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008D-V and 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008D-NV, each with no par value per share and a liquidation preference of $1,000 per share (the “Preferred Stock”) for shares of common stock, par value $1.00 per share, of the Company (the “Common Shares”), which expired at 5:00 pm, New York City time, on September 18, 2009. The full text of the Company's press release relating to the announcement of the final results of the Exchange Offer is filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed September 21, 2009.

On September 23, 2009, the Company settled the Exchange Offer. In the aggregate, the Company issued 20,915,430 Common Shares in exchange for 90,876 shares of Preferred Stock. After settlement, 4,650 shares of Preferred Stock remain outstanding. The table below sets forth the amount of each series that was exchanged and the amount that remains outstanding.

CUSIP	Title of Securities	Preferred Shares Exchanged	Preferred Shares Remaining Outstanding	Number of Common Shares Issued
837841204	10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-V	18,800	--	4,326,887
837841303	10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-NV	67,006	--	15,421,681
837841402	10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008D-V	1,200	1,048	276,177
837841501	10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008D-NV	3,870	3,602	890,685

The Common Shares were issued in the Exchange Offer in reliance upon the exemption set forth in Section 3(a)(9) of the Securities Act of 1933, as amended, for securities exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.

September 24, 2009	By:	/s/ William P. Crawford, Jr.

William P. Crawford, Jr.

Executive Vice President and General Counsel